EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2020-C8 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the McCarthy Ranch Mortgage Loan, Argentic Services Company LP, as Special Servicer for the McCarthy Ranch Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the McCarthy Ranch Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the McCarthy Ranch Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the McCarthy Ranch Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the McCarthy Ranch Mortgage Loan, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio 32 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the PGH17 Self Storage Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the PGH17 Self Storage Portfolio Mortgage Loan prior to April 24, 2023, K-Star Asset Management LLC, as Special Servicer for the PGH17 Self Storage Portfolio Mortgage Loan on and after April 24, 2023, Wilmington Trust, National Association, as Trustee for the PGH17 Self Storage Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the PGH17 Self Storage Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the PGH17 Self Storage Portfolio Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the PGH17 Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the PGH17 Self Storage Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One Manhattan West Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the One Manhattan West Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Manhattan West Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One Manhattan West Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Manhattan West Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the One Manhattan West Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Manhattan West Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 9th & Thomas Mortgage Loan, KeyBank National Association, as Special Servicer for the 9th & Thomas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9th & Thomas Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9th & Thomas Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 9th & Thomas Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 9th & Thomas Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 9th & Thomas Mortgage Loan.

Dated: March 13, 2024

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)